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                                                                    EXHIBIT 99.1

                RETAIL VENTURES, INC. ANNOUNCES IPO OF DSW, INC.

COLUMBUS, Ohio, March 14, 2005 /PRNewswire-FirstCall/ -- Retail Ventures, Inc. (NYSE: RVI) today announced that DSW Inc., its wholly-owned subsidiary, will pursue an initial public offering (IPO). DSW is a leading U.S. specialty branded footwear retailer operating 175 DSW shoe stores in 32 states. Today, DSW filed its initial registration statement with the U.S. Securities and Exchange Commission. RVI expects that DSW will complete the IPO in the first half of 2005, subject to market conditions. Lehman Brothers is acting as book-running manager of the offering with CIBC World Markets and Johnson Rice acting as co-managers.

DSW will use a portion of the proceeds from the IPO to repay intercompany indebtedness owed to RVI. The amount of the proceeds that RVI receives will depend on market conditions and other factors. RVI believes the proceeds will strengthen its balance sheet and improve debt coverage. RVI will use these funds to pay down its $100 million term loan facility and a portion of its revolving credit facility, which it will refinance at the time of the IPO. As a result of reduced debt service costs, RVI will be in a better position to implement its new business plan after the IPO. Among other things, the plan focuses on improving the merchandise presentation at Value City Department Stores by offering value in current styles in an updated store environment with the goal of reestablishing and freshening the stores' consumer appeal.

After the IPO, RVI expects to own a majority of the outstanding common shares of DSW. Prior to the IPO, RVI will enter into agreements with DSW related to the separation of its business from DSW, including a master separation agreement, a shared services agreement and a tax separation agreement. RVI's current intent is to continue to hold its DSW common shares following the offering. However, other than with respect to a customary 180 day lock up period following the IPO, RVI is not subject to any contractual obligation to retain its controlling interest.

Retail Ventures, Inc. is a leading off-price retailer currently operating 114 Value City Department Stores in the Midwest, mid-Atlantic and Southeastern U.S., 26 Filene's Basement Stores in the Northeast and 175 better-branded DSW Stores in major metropolitan areas and 202 shoe supply locations for non-related retailers in the United States.

Certain of RVI's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of the financing to support RVI's current operating initiatives and growth objectives. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in RVI's business, and other risks and uncertainties detailed from time to time in RVI's periodic reports filed with the Securities and Exchange Commission, including RVI's Form 10-K for the year ended January 31, 2004. One or more of these factors may have affected, and could in the future affect, RVI's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate and that the objectives and plans of RVI will be achieved. Issuance of such forward-looking statements should not be regarded as a representation by RVI or any other person. All forward-looking statements made in

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this press release are based on information presently available to management, and RVI assumes no obligation to update any forward-looking statements.

A registration statement relating to the common shares of DSW has been filed with the Securities and Exchange Commission but has not yet become effective. The common shares of DSW may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of common shares of DSW in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. When available a copy of the prospectus may be obtained from Lehman Brothers Inc., c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, New York, 11717 (email: monica_castillo@adp.com; fax: 631-254-7268).

SOURCE: Retail Ventures, Inc.

CONTACT: Jim McGrady
         Chief Financial Officer
         (614) 478-2208

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